LIMITED POWER OF ATTORNEY
FOR SEC REPORTING OBLIGATIONS

       Effective immediately (the "Effective Date"), the undersigned hereby constitutes, and appoints each of M. Susan Hardwick, Michael A. Sgro and Jeffrey M. Taylor, or any of them acting singly, with full power of substitution, as the undersigned's  true and lawful attorney-in-fact to,  beginning on  and as of the Effective Date:

1.    Prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the

U.S. Securities and Exchange Commission (the "SEC") a Form ID including amendments thereto, and any other documents necessary or appropriate to obtain codes, passwords and passphrases enabling the undersigned to make electronic filings with the SEC of reports required by Section
16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, each as amended from time to time ("Section 16(a) and Related
Rules");

2.    Prepare, execute for and on behalf of the undersigned, in the undersigned's capacity as an  officer and/or director of American Water Works Company, Inc. (the "Company"),  Forms 3, 4,  and 5 in
accordance with Section 16(a) and Related Rules, and Form 144 in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "1933 Act"), including any amendments thereto, relating to the securities of the
Company, and file the same with the SEC and any securities exchange in accordance with
Section 16(a) and Related Rules and the 1933 Act, respectively;

3.    Seek or obtain, on behalf of the undersigned, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees; the undersigned hereby authorizes any such person to release any such information to the attorney-in-fact and approves and ratifies any such release of information; and

4.    Perform any and all other acts for and on behalf of the undersigned that, in the discretion of such attorney-in-fact, are necessary or desirable in connection with the foregoing.

   The undersigned hereby grants each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or appropriate to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if present, with full power of substitution, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney. The undersigned acknowledges and the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or the 1933 Act.

   The Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 144, 3, 4, and 5 with respect to the undersigned's holdings of and transactions in the Company's securities, unless earlier revoked by the undersigned in a signed writing delivered to each such attorney-in-fact. In addition, this Limited Power of Attorney shall automatically be revoked as to any attorney-in-fact constituted or appointed hereunder upon termination of such person's employment with the Company. This Limited Power of Attorney shall constitute an automatic revocation of any prior Limited Power of Attorney executed by the undersigned with respect to the subject matter hereof.

    IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 12th day of February, 2020, to be effective as of the Effective Date.

                        /s/ Jeffrey N. Edwards
                            (Signature)

                                Jeffrey N. Edwards
                                       (Printed Name)